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                                                                    EXHIBIT 5


                                January 13, 1994

                                    VIA EDGAR



(714) 451-3800
                                                                C 96182-00076
Western Digital Corporation
8105 Irvine Center Drive
Irvine, California  92718

     Re:  Registration Statement on Form S-3 for up to
          7,043,711 Shares of Common Stock

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Western Digital Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission on December 23, 1993 (Registration No. 33-51695), as amended to the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of up to an aggregate of 7,043,711 shares of the Company's Common Stock, $0.10 par value per share (the "Common Stock"), to be issued by the Company in connection with the proposed public offering (the "Offering") of (i) 5,000,000 shares of Common Stock to be sold by the Company (the "Company Firm Shares"), (ii) 1,124,966 shares of Common Stock, which shares will be issued by the Company upon exercise by the underwriters of certain warrants being purchased by the underwriters from selling securityholders and sold by the underwriters in the offering (such shares, together with the Company Firm Shares, being referred to herein as the "Firm Shares"), and (iii) up to 918,745 additional shares of Common Stock (the "Option Shares") which may be sold by the Company upon exercise in whole or part of an over-allotment option granted to the underwriters as set forth in the Registration
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Western Digital Corporation
January 14, 1994
Page 2


Statement. The Firm Shares and the Option Shares are hereinafter referred to together as the "Shares."

     As your counsel, we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization and issuance of the Shares and the sale by the Company of the Company Firm Shares and the Option Shares. Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) receipt from the Securities and Exchange Commission of an order declaring the Registration Statement effective, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement.

                                          Very truly yours,



                                          GIBSON, DUNN & CRUTCHER

EMG/BWC/slt
OA940100.212